NUMBER

SHARES

ETRE Residential

COMMON SHARES OF LIMITED LIABILITY COMPANY INTERESTS OF THE R-1 SERIES

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON SHARES OF LIMITED LIABILITY COMPANY INTERESTS OF THE R-1 SERIES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 29786W 10 8

THIS CERTIFIES THAT

SPECIMEN

IS THE RECORD HOLDER OF

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF LIMITED LIABILITY COMPANY INTERESTS OF THE R-1 SERIES, NO PAR VALUE, OF

CERTIFICATE OF STOCK

ETRE RESIDENTIAL, LLC

transferable only on the books of the Series R-1 of the Company in person or by duly authorized attorney upon surrender of the Certificate, properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of it's duly authorized officers.

Dated:

CHIEF OPERATING OFFICER

ETRE RESIDENTIAL, LLC
LIMITED LIABILITY COMPANY
SEAL
DELAWARE
2015

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

IMPORTANT NOTICE

THE HOLDER OF SERIES R-1 COMMON SHARES, BY ACCEPTANCE OF THIS CERTIFICATE, SHALL BE DEEMED TO HAVE (A) REQUESTED ADMISSION AS, AND AGREED TO BECOME, A MEMBER OF SERIES R-1 (THE "R-1 SERIES") OF ETRE RESIDENTIAL, LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY (THE "COMPANY"), (B) AGREED TO COMPLY WITH, AND BE BOUND BY, THE TERMS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED, THE "OPERATING AGREEMENT") OF THE COMPANY, (C) GRANTED THE POWERS OF ATTORNEY PROVIDED FOR IN THE OPERATING AGREEMENT AND (D) MADE THE WAIVERS AND GIVEN THE CONSENTS AND APPROVALS CONTAINED IN THE OPERATING AGREEMENT. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A COPY OF THE OPERATING AGREEMENT.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the R-1 Series' maintenance of its qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Operating Agreement, (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the R-1 Series, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Shares of the R-1 Series, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the R-1 Series being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the R-1 Series to fail to qualify as a REIT; and (iv) any Transfer of Shares of the R-1 Series that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares of the R-1 Series which causes or will cause a Person to Beneficially Own or Constructively Own Shares of the R-1 Series in excess or in violation of the above limitations must immediately notify the Company or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. If any of the restrictions on transfer or ownership as set forth in (i) through (iii) above are violated, the Shares of the R-1 Series in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the R-1 Series may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Operating Agreement, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the R-1 Series on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– .... (Cust) ...Custodian.................... (Minor) under Uniform Gifts to Minors Act........................ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ______________________________

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE

____

____

______________________________ Shares

of the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ Attorney

to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated ______________________

X ______________________

X ______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) GUARANTEED:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.